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                                     Exhibit 3.1

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         MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

                               ARTICLES OF ORGANIZATION
                   For use by Domestic Limited Liability Companies
               (Please read information and instructions on last page)

              Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I

The name of the limited liability company is: Wolverine Energy, L.L.C.

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company is: 30 Years

ARTICLE IV

1.   The address of the registered office is:

     1415 Meadowbrook, East Lansing, Michigan 48823

2.   The mailing address of the registered office if different than above:

     Same

3. The name of the resident agent at the registered office is: George H. Arbaugh, Jr.

ARTICLE V

The business of the limited liability company shall be managed by a manager, consistent with the requirements of the Operating Agreement.

                       Signed this lst day of November, 1995

/s/ George H.  Arbaugh, Jr.             /s/ Laura Jo Arbaugh
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     (Signature)                        (Signature)

George H.  Arbaugh, Jr.                 Laura Jo Arbaugh
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     (Type or print name)               (Type or print name)